                                                                   EXHIBIT 10.39


                             TERMINATION AGREEMENT

     THIS TERMINATION AGREEMENT is made by and between SHERWOOD MEDICAL COMPANY, a corporation organized and existing under the laws of the State of Delaware, doing business as Sherwood-Davis & Geck ("Sherwood"), and INNERDYNE, INC., a corporation organized and existing under the laws of the State of Delaware ("InnerDyne").

     WHEREAS, Sherwood and InnerDyne have previously entered into a License, Supply and Distribution Agreement made effective the 6th day of January, 1997 (the "License, Supply and Distribution Agreement"); and

     WHEREAS, Sherwood and InnerDyne now desire to terminate the License, Supply and Distribution Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

SECTION 1. TERMINATION OF LICENSE, SUPPLY AND DISTRIBUTION AGREEMENT

     Sherwood and InnerDyne agree that except for Sherwood's obligation to return the 510(k) to InnerDyne in accordance with the terms of Section 8(a)(iv) of the License, Supply and Distribution Agreement and their mutual obligation to maintain confidentiality under Section 12 of the License, Supply and Distribution Agreement (the "Surviving Obligations"), the parties agree that all of their respective rights, licenses, privileges, duties and obligations under the License, Supply and Distribution Agreement are hereby terminated by this Agreement.

SECTION 2. PAYMENTS

     Sherwood agrees that InnerDyne shall retain all payments previously made by Sherwood to InnerDyne, and InnerDyne agrees that Sherwood has no further obligations to make any payments to InnerDyne.

SECTION 3. RELEASE

     Except with respect to the future performance of the Surviving Obligations, each of the parties, by this Agreement, for itself, its successors and assigns, does hereby release, acquit and forever discharge the other, its affiliates and its successors and assigns, of any and all claims, damages, debts, demands, liability, costs, expenses, actions, and causes of action, of every kind and nature whatsoever, known or unknown, arising under the License, Supply and Distribution Agreement. Each of the parties does hereby expressly waive, to the fullest extent permitted by law, the provisions and benefits of
Section 1542 of the California Civil Code or any successor provision, which provides:

     "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Each party to this Termination Agreement acknowledges that it is aware that it may hereafter discover facts in addition to or different from those which it now knows or believes to be true with respect to the other's performance under the License, Supply and Distribution Agreement, but that it is its intention to hereby fully, finally and forever to release all matters arising under the License, Supply and Distribution Agreement except the performance of the Surviving Obligations.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate originals by their duly authorized representatives.

INNERDYNE, INC.                         SHERWOOD MEDICAL COMPANY D/B/A
                                        SHERWOOD-DAVIS & GECK

By: /s/ Robert A. Stern                 By: /s/ Kevin J. Garcia
    --------------------------              -------------------------

Name: Robert A. Stern                   Name: Kevin J. Garcia
Title: Vice President, CFO              Title: President
Date: 3/12/98                           Date: 3/19/98